Exhibit 10.1

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of August 3, 2026, by and between (a) WESTERN ALLIANCE BANK, an Arizona corporation (“Western Alliance Bank”), in its capacity as administrative agent and collateral agent for the Lenders (“Agent”), (b) Western Alliance Bank, as a Lender, an Issuing Lender and the Swingline Lender, and (c) EVERQUOTE, INC., a Delaware corporation (“Borrower”).

Recitals

A.
The parties hereto have entered into that certain Credit Agreement dated as of August 1, 2025 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.

B.
Borrower has informed Agent that Borrower intends to make one or more Investments from time to time after the date hereof.

C.
In addition, Borrower has informed Bank that it has formed a new Subsidiary, BATNAC, LLC, a Delaware limited liability company (“Batnac”) which will, contemporaneous with the execution of this Agreement, become an Additional Borrower and a Loan Party under the Credit Agreement in accordance with the requirements set forth in Section 6.12(c) of the Credit Agreement.

D.
Borrower has requested that Agent and Lenders (i) amend the Credit Agreement to permit additional Investments by the Borrower, (ii) add Batnac as an Additional Borrower and a Loan Party under the Credit Agreement, and (iii) make certain other revisions to the Credit Agreement, in each case, as more specifically set forth herein. Agent and Lenders have agreed to provide such consents and modifications to the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Credit Agreement.

2.
Amendments to Credit Agreement. On the First Amendment Effective Date:

2.1
Section 1.1 (Defined Terms). The following terms and their respective definitions are added or amended and restated in Section 1.1 of the Credit Agreement, as appropriate, to read as follows:

“First Amendment Agreement”: that certain Consent and First Amendment to Credit Agreement, dated as of July 28, 2026, by and among the parties hereto.

“First Amendment Effective Date”: as defined in the First Amendment Agreement.

2.2
Section 7.1 (Indebtedness). Section 7.1 of the Credit Agreement is amended by (x) deleting the word “and” immediately preceding clause (n), (y) deleting the period at the end of clause (n) and (z) substituting therefor “; and”, and inserting the following new clause (o) immediately after clause (n):

“(o) unsecured Indebtedness pursuant to Borrower’s credit card with Ramp, not exceeding Two Million Dollars ($2,000,000) in the aggregate at any given time.”

2.3
Section 7.6 (Investments). Section 7.6 of the Credit Agreement is amended by (x) deleting the word “and” immediately preceding clause (m), (y) deleting the period and inserting “; and” at the end of clause (m), and (z) inserting the following new clause (n) immediately after clause (m):

“(n) additional Investments by Borrower that do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) individually or in the aggregate; provided, however, that no more than two (2) such Investments may be made in any calendar year without the prior written consent of Agent.”

3.
Limitation of Agreement.

3.3
This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with any Loan Document.

3.4
This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.
Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and Lenders as follows:

4.3
Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Default or Event of Default has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;

4.4
Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Credit Agreement, as amended by this Agreement;

4.5
The most recent copies of the organizational documents of Borrower delivered to Agent on or prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.6
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower; and

4.7
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower,

(c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower.

4.8
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.9
This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.
Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each Intellectual Property Security Agreement dated as of the Closing Date, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property that constitutes a portion of the Collateral, and (b) shall remain in full force and effect.

6.
Ratification of Collateral Information Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Collateral Information Certificate and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in the Collateral Information Certificate have not changed as of the date hereof.

7.
Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.
Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

9.
Conditions to Effectiveness. The parties hereto agree that the obligations of Agent and Lenders herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Agent in its sole discretion (the date of this satisfaction of such conditions precedent referred to herein as the “First Amendment Effective Date”):

(a)
the due execution and delivery to Agent of (i) this Agreement by each party hereto;

(b)
the due execution and delivery to Agent of (x) a joinder to the Credit Agreement (the “Joinder”) by Batnac, pursuant to which Batnac becomes an Additional Borrower and a Loan Party under the Credit Agreement, (y) an assumption agreement to the Guarantee and Collateral Agreement by Batnac, and (z) each other document, instrument and agreement required under Section 6.12 of the Credit Agreement in connection therewith;

(c)
(i) a certificate of the Borrower, dated the First Amendment Effective Date and executed by the secretary, assistant secretary or equivalent officer of the Borrower, with appropriate insertions and attachments, including (A) the Operating Documents of the Borrower, (B) the relevant board resolutions or written consents of the Borrower authorizing the Borrower to enter into and perform this Agreement and the other Loan Documents and transactions contemplated hereby, and (C) the names, titles, incumbency and signature specimens of those representatives of the Borrower who have been authorized by such resolutions and/or written consents to execute this Agreement and the other Loan Documents on behalf of the Borrower, and (ii) a good standing certificate of Borrower, certified by the Secretary of State of Delaware, dated as of no earlier than thirty (30) days prior to the date hereof;

(d)
Borrower’s payment of Agent’s legal fees and expenses incurred in connection with this

Agreement; and

(e)
Such other documents or evidence as the Agent may reasonably request to effectuate the terms of this Amendment.

10.
Miscellaneous.

10.1
This Agreement shall constitute a Loan Document under the Credit Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Credit Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Credit Agreement and secured by the Collateral.

10.2
Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

10.3
The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.4
Section 10.10 of the Credit Agreement applies to this Agreement mutatis mutandis.

10.5
This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

EVERQUOTE, INC.

By: /s/ Joseph Sanborn

Name: Joseph Sanborn

Title: Chief Financial Officer

ADMINISTRATIVE AGENT: WESTERN ALLIANCE BANK

By: /s/ Darren Gastrock

Name: Darren Gastrock Title: Managing Director

LENDER:

WESTERN ALLIANCE BANK,

as Issuing Lender, Swingline Lender and as a Lender

By: /s/ Darren Gastrock

Name: Darren Gastrock Title: Managing Director